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               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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
IN RE CUSTOMEDIX CORPORATION             Consolidated
SHAREHOLDERS LITIGATION                  Civil Action No. 14812
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     A hearing having been held before this Court (the "Court") on August 27,
1996, pursuant to the Court's Order of July 31, 1996, (the "Scheduling Order"), upon a Stipulation of Settlement, dated July 25, 1996 (the "Stipulation"), of the above-captioned action (the "Consolidated Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement (as defined in the Stipulation); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (as defined below) preliminarily certified, pursuant to the aforesaid Scheduling Order, was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

     IT IS HEREBY ORDERED, ADJUDGED AND DECREED this 27th day of August, 1996, that:

     1. The form and manner of notice given to the members of the Class, as provided in the Scheduling Order, is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with the requirements of due process and of Court of Chancery Rule 23.

     2. Based on the record of the Consolidated Action, each of the provisions of Court of Chancery Rule 23(a) has been satisfied and the Consolidated Action has been properly maintained according to the provisions of Court of Chancery Rules 23(b)(1) and (b)(2). Specifically, this Court finds that (1) the Class contemplated in the Consolidated Action is so numerous that joinder of all members is impracticable, (2) there are questions of law or fact common to the Class, (3) the claims of the representative plaintiffs are typical of the claims of the Class, and (4) the representative plaintiffs have fairly and adequately protected the interests of the Class. This Court further finds that (a) the prosecution of separate actions by or against individual members of the Class would create a risk of (i) inconsistent or varying adjudications which would establish incompatible standards of conduct for the parties opposing the Class or (ii) adjudications which would as a practical matter be dispositive of the interests of the other Class members not parties to the adjudications or substantially impair or impede the ability of other Class members to protect their interests or (b) the parties opposing the Class have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole. The Consolidated Action is certified as a class action, pursuant to Court of Chancery Rules 23(b)(1) and (b)(2), on behalf of a class composed of all record and beneficial owners of shares of Customedix Corporation ("Customedix" or the "Company") stock from and including February 5, 1996 through and including the date of consummation of the Merger as contemplated by the Merger Agreement, including their successors-in-interest, predecessors, legal representatives, trustees, heirs, assigns or transferees, immediate and remote, and excluding defendants and their affiliates (the "Class"); and the law firms of Wolf Popper Ross Wolf & Jones, L.L.P.; Wechsler Harwood Halebian & Feffer LLP; and Faruqi and Faruqi, L.L.P. are certified as co-lead counsel for the Class ("Class Counsel").

     3. The Stipulation and the Settlement are approved as fair, reasonable, and adequate and shall be consummated in accordance with their terms and conditions.

     4. The Consolidated Action is dismissed with prejudice against plaintiffs and each member of the Class on the merits, each party to bear its own costs, except as provided in the Stipulation, and any and all claims, rights, demands, actions, causes of action, suits, damages, losses, obligations, judgments, matters and issues, of

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any kind or nature whatsoever, whether known or unknown, foreseen, unforeseen or unforeseeable, asserted or unasserted, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, material or immaterial, which have been, could have been, or in the future can or might be asserted in the Consolidated Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under state or federal law relating to any alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise) (collectively "Claims"), by or on behalf of plaintiffs in the Consolidated Action and/or any member of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity, which have arisen, arise now, or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, occurrences, acts, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth, referenced in, or otherwise referred or related to, in any way, directly or indirectly, the Consolidated Action, any of the Complaints, the Merger Agreement, the Original Proposal, the Merger Proposal, the Merger, any agreements or disclosures relating to the Original Proposal, the Merger
Proposal, the Merger Agreement or the Merger, including but not limited to the Proxy Statement, or the Stipulation (as defined in the Stipulation), excepting only such rights created under the Stipulation (collectively, the "Settled Claims") against any of the defendants in the Consolidated Action, their families, parent entities, affiliates, associates or subsidiaries, or each of their present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, investment advisors, investment bankers, commercial bankers, financial advisors, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors, assigns, and any other person or entity acting on behalf of any defendant (collectively, the "Released Persons") are hereby fully, finally, and forever compromised, extinguished, dismissed, discharged and released with prejudice; provided however, that the Settled
Claims shall not include an action to enforce compliance with the terms of the Settlement or to prosecute properly perfected appraisal rights relating to the Merger pursuant to 8 Del. C. sec. 262.

     5. The plaintiffs, Class Counsel and all members of the Class, either directly, individually, derivatively, representatively or in any other capacity, are permanently barred and enjoined from instigating, instituting, commencing, asserting, prosecuting, continuing or participating in any way in the maintenance of any of the Settled Claims in any court or tribunal of this or any other jurisdiction against any Released Person.

     6. The attorneys for the plaintiffs and the Class are awarded attorneys' fees and reimbursement of expenses in the aggregate amount of $200,000, which sum the Court finds to be fair and reasonable, to be paid exclusively by Customedix for the benefit of the Individual Defendants in accordance with the terms of the Stipulation.

     7. Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction of all matters relating to the administration and consummation of the Settlement.

                                                  /s/  Bernard Balick
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                                                       Vice Chancellor

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